Exhibit 99.1
Press Release
National Mentor Holdings, Inc. Announces Third Quarter 2011
Results
BOSTON, Massachusetts, August 15, 2011— National Mentor Holdings, Inc. (the “Company”) today announced its financial results for the third quarter ended June 30, 2011.
Third Quarter Results
Revenue for the quarter ended June 30, 2011 was $271.2 million, an increase of $12.4 million, or 4.8%, over revenue for the quarter ended June 30, 2010. Revenue increased $7.7 million related to acquisitions that closed during and after the three months ended June 30, 2010 and $4.7 million related to organic growth, including growth related to new programs. Modest organic growth was achieved despite the negative impact of rate reductions in several states, including Indiana, Oregon and Wisconsin.
Income from operations for the quarter ended June 30, 2011 was $8.3 million, a decrease of $4.0 million as compared to income from operations for the quarter ended June 30, 2010. The operating margin was 3.1% for the quarter ended June 30, 2011, a decrease from 4.7% for the quarter ended June 30, 2010.
Net loss for the quarter ended June 30, 2011 was $8.3 million compared to net loss of $0.7 million for the quarter ended June 30, 2010. In addition to the factors noted below with respect to Adjusted EBITDA, net loss was negatively impacted by increases in interest expense, stock-based compensation expense, and depreciation and amortization expense; as well as expense related to the restructuring of certain corporate and field functions.
Adjusted EBITDA(1) for the quarter ended June 30, 2011 was $30.3 million, an increase of $1.9 million, or 6.8%, as compared to Adjusted EBITDA for the quarter ended June 30, 2010. The increase in Adjusted EBITDA was the result of the increase in revenue noted above, as well as our on-going cost-containment efforts. Partially offsetting this increase, Adjusted EBITDA was negatively impacted by increased expense related to higher self-insured retentions and premiums for professional and general liability policies, rate reductions in several states, including Indiana, Oregon and Wisconsin, and increased occupancy expense.

(1)
Adjusted EBITDA is a non-GAAP financial performance measure used by management, which is net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. A reconciliation of Adjusted EBITDA to net loss is provided on page 6.

Year-to-Date Results
Revenue for the nine months ended June 30, 2011 was $803.6 million, an increase of $45.3 million, or 6.0%, over revenue for the nine months ended June 30, 2010. Revenue increased $34.7 million related to acquisitions that closed during and after fiscal 2010 and $10.6 million related to organic growth, including growth related to new programs. Modest organic growth was achieved despite the negative impact of rate reductions in several states, including Indiana, Oregon and Wisconsin.
Income from operations for the nine months ended June 30, 2011 was $29.7 million, a decrease of $4.6 million as compared to income from operations for the nine months ended June 30, 2010. The operating margin was 3.7% for the nine months ended June 30, 2011, a decrease from 4.5% for the nine months ended June 30, 2010.
Net loss for the nine months ended June 30, 2011 was $19.6 million compared to net loss of $5.4 million for the nine months ended June 30, 2010. In addition to the factors noted below with respect to Adjusted EBITDA, net loss increased due to several factors including expenses related to the Company’s refinancing transactions, partially offset by a gain recognized upon the repurchase of the Company’s investment in the NMH Holdings notes. In addition, net loss for the nine months ended June 30, 2011 was also negatively impacted by increases in interest expense, depreciation and amortization expense and stock-based compensation expense; expense for transaction recognition bonuses; and expense related to the restructuring of certain corporate and field functions.
Adjusted EBITDA(1) for the nine months ended June 30, 2011 was $87.6 million, an increase of $7.3 million, or 9.1%, as compared to Adjusted EBITDA for the nine months ended June 30, 2010. The increase in Adjusted EBITDA was the result of the increase in revenue noted above, as well as our on-going cost containment efforts. Partially offsetting this increase, Adjusted EBITDA was negatively impacted by increased expense related to higher self-insured retentions and premiums for professional and general liability policies, increased occupancy expense, rate reductions in several states, including Indiana, Oregon and Wisconsin, and higher reserves for employment practices liability claims.

The reported results are available on the Company’s investor relations web site at www.tmnfinancials.com. The user name “mentor” and the password “results” are required in order to access this site. In addition, National Mentor Holdings, Inc. will hold a conference call Tuesday, August 23, 2011 at 11:00 a.m. EDT to discuss its financial results. The call will be broadcast live on the web at www.tmnfinancials.com and at www.fulldisclosure.com. A rebroadcast of the call will be available on both web sites until 5:00 p.m. EDT on Tuesday, August 30, 2011. Those wishing to participate in the August 23 conference call by telephone are required to email their name and affiliation to dwight.robson@thementornetwork.com for dial-in information.
National Mentor Holdings, Inc., which markets its services under the name The MENTOR Network, is a leading provider of home and community-based health and human services to adults and children with intellectual and/or developmental disabilities, acquired brain injury and other catastrophic injuries and illnesses; and to youth with emotional, behavioral and/or medically complex challenges. The MENTOR Network’s customized service plans offer its clients, as well as the payors for these services, an attractive, cost-effective alternative to health and human services provided in large, institutional settings. The MENTOR Network provides services to clients in 35 states.

* * * * * * * * * * *
From time to time, the Company may make forward-looking statements in its public disclosures. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, although they are inherently uncertain and difficult to predict. The forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from any such forward-looking statements, including the risks and uncertainties disclosed as Forward-Looking Statements and Risk Factors included in the Company’s filings with the Securities and Exchange Commission.
This press release includes presentations of Adjusted EBITDA because it is the primary measure used by management to assess financial performance. Adjusted EBITDA represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses. Reconciliations of net income (loss) to Adjusted EBITDA are presented within the tables below. Adjusted EBITDA does not represent and should not be considered an alternative to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While Adjusted EBITDA is frequently used as a measure of financial performance and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

Selected Financial Highlights
($ in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2011	2010	2011	2010
Statements of Operations Data:

Net revenue	$271,196	$258,785	$803,583	$758,266
Cost of revenue (exclusive of depreciation expense shown separately below)	209,492	199,170	621,086	582,196
General and administrative expenses	36,586	32,719	106,006	98,819
Depreciation and amortization	16,800	14,627	46,795	42,990

Income from operations	8,318	12,269	29,696	34,261
Management fee of related party	(297)	(279)	(952)	(842)
Other income (expense), net	48	(223)	522	(349)
Extinguishment of debt	—	—	(19,278)	—
Gain from available for sale investment security	—	—	3,018	—
Interest income	11	4	22	35
Interest income from related party	—	480	684	1,425
Interest expense	(19,660)	(11,595)	(41,950)	(34,996)

(Loss) income from continuing operations before income taxes	(11,580)	656	(28,238)	(466)
(Benefit) provision for income taxes	(3,187)	1,115	(8,763)	146

Loss from continuing operations	(8,393)	(459)	(19,475)	(612)
Income (loss) from discontinued operations, net of tax	64	(242)	(147)	(4,784)

Net loss	$(8,329)	$(701)	$(19,622)	$(5,396)

Additional financial data:

Program rent expense	$8,554	$7,892	$24,024	$21,734
Adjusted EBITDA	$30,305	$28,374	$87,626	$80,322

Reconciliation of Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	June 30		June 30
	2011	2010	2011	2010
Reconciliation from Net loss to Adjusted EBITDA:

Net loss	$(8,329)	$(701)	$(19,622)	$(5,396)
(Income) loss from discontinued operations, net of tax	(64)	242	147	4,784
(Benefit) provision for income taxes	(3,187)	1,115	(8,763)	146
Gain from available for sale investment security	—	—	(3,018)	—
Interest income	(11)	(4)	(22)	(35)
Interest income from related party	—	(480)	(684)	(1,425)
Interest expense	19,660	11,595	41,950	34,996
Depreciation and amortization	16,800	14,627	46,795	42,990
Management fee of related party (1)	297	279	952	842
Extinguishment of debt (2)	—	—	19,278	—
(Gain) loss on disposal of assets	(52)	52	(148)	398
Stock-based compensation (3)	3,335	390	3,509	638
Acquisition expenses (4)	226	138	563	1,002
Change in fair value of contingent consideration (5)	—	1,072	321	1,072
Claims made insurance liability (6)	—	—	205	—
Predecessor company claims (7)	—	—	—	181
Transaction recognition bonuses (8)	—	—	2,362	—
Restructuring (9)	917	49	2,539	129
Terminated transaction costs (10)	—	—	549	—
Lease termination fee (11)	713	—	713	—

Adjusted EBITDA (12)	$30,305	$28,374	$87,626	$80,322

Selected Balance Sheet and Cash Flow Highlights
($ in thousands)
(unaudited)

	As of
Balance Sheet Data:	June 30, 2011	September 30, 2010

Cash and cash equivalents	$20,577	$26,448
Working capital (13)	(1,102)	11,169
Total assets	1,037,777	1,015,885
Total debt (14)	767,475	506,182
Shareholder’s equity	(14,926)	225,133

	Nine Months Ended
Other Financial Data :	June 30, 2011	June 30, 2010

Cash flows provided by (used in):
Operating activities	$42,812	$48,635
Investing activities	(76,474)	(47,419)
Financing activities	27,791	(2,986)

Purchases of property and equipment	(14,633)	(14,465)
Cash paid for acquisitions (including cash paid for earn-out obligations)	(19,353)	(32,776)

(1)	Represents management fees incurred for payment to Vestar Capital Partners V, L.P.

(2)	Represents costs related to extinguish the old debt as part of the February 2011 refinancing, including tender premium and consent fees, deferred financing costs and transaction costs.

(3)	Represents non-cash stock-based compensation.

(4)	Represents external acquisition expenses.

(5)	Represents changes in fair value of contingent earn-out obligations arising from acquisitions.

(6)	Represents a charge to establish a reserve reflecting the total probable loss from incurred but not yet reported employment practices liability claims.

(7)	Represents adjustments for expenses related to professional and general liability insurance claims which occurred prior to the Merger on June 29, 2006.

(8)	Represents payment of one-time discretionary bonuses in recognition of individuals’ contributions to enabling the successful closing of the refinancing transactions.

(9)	Represents costs incurred as part of the restructuring of corporate and certain field functions.

(10)	Represents consulting and legal costs related to a transaction which was not completed.

(11)	Represents an early lease termination fee incurred in conjunction with closing an underperforming program.

(12)	Represents net income (loss) before interest expense and interest income, income taxes, depreciation and amortization, and certain non-operating expenses.

(13)	Calculated as current assets minus current liabilities, excluding cash and cash equivalents, restricted cash, current portion of long-term debt and current portion of obligations under capital leases.

(14)	Includes obligations under capital leases.
CONTACT: Dwight Robson at 617-790-4293 or dwight.robson@thementornetwork.com.
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